SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Alliance Fiber Optic Products, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO]

ALLIANCE FIBER OPTIC PRODUCTS, INC.

275 GIBRALTAR DRIVE

SUNNYVALE, CALIFORNIA 94089

(408) 736-6900

July 16, 2010

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Alliance Fiber Optic Products, Inc. that will be held on Friday, August 20, 2010, at 2:00 p.m., Pacific Daylight Time, at the Company's principal executive office at 275 Gibraltar Drive, Sunnyvale, California 94089.

The formal notice of the Special Meeting and the Proxy Statement has been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE SPECIAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

We look forward to seeing you at the meeting.

Sincerely yours,

/s/Peter C. Chang

Peter C. Chang
Chairman, President and
Chief Executive Officer

ALLIANCE FIBER OPTIC PRODUCTS, INC.

__________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held August 20, 2010

_________________________

To the Stockholders of Alliance Fiber Optic Products, Inc.:

The Special Meeting of Stockholders of Alliance Fiber Optic Products, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive office at 275 Gibraltar Drive, Sunnyvale, California 94089, on Friday, August 20, 2010, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1.
To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-5 reverse split of the issued and outstanding shares of the Company's Common Stock;

2.
To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-8 reverse split of the issued and outstanding shares of the Company's Common Stock;

3.
To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-10 reverse split of the issued and outstanding shares of the Company's Common Stock; and

4.	To transact such other business as may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting.

Stockholders of record as of the close of business on July 6, 2010 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available at the Secretary's office, 275 Gibraltar Drive, Sunnyvale, California 94089, for ten days before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on August 20, 2010.

The Proxy Statement is available at http://www.afop.com/investors

It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly vote.

By Order of the Board of Directors

/s/Peter C. Chang

Peter C. Chang
Secretary

July 16, 2010

ALLIANCE FIBER OPTIC PRODUCTS, INC.
275 Gibraltar Drive
Sunnyvale, California 94089
(408) 736-6900

________________

PROXY STATEMENT
________________

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alliance Fiber Optic Products, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Special Meeting of Stockholders of the Company to be held at the Company's principal executive office at 275 Gibraltar Drive, Sunnyvale, California, 94089, on Friday, August 20, 2010, at 2:00 p.m., Pacific Daylight Time, and any postponement or adjournment thereof (the "Special Meeting").

Revocation of Proxies

The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Special Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation, by submitting a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in "street name"), and you wish to vote at the Special Meeting, you must obtain and bring to the Special Meeting a proxy card issued in your name from the broker, bank or other nominee.  On the matters coming before the Special Meeting for which a choice has been specified by a stockholder, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" each of the proposals to effect a reverse split of the Company's Common Stock.

Who Can Vote

Stockholders of record at the close of business on July 6, 2010 (the "Record Date"), are entitled to vote at the Special Meeting. As of the Record Date, there were 42,805,188 shares of common stock, $0.001 par value (the "Common Stock"), outstanding. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock constitutes a quorum for the transaction of business at the Special Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Required Vote

The proposals submitted for stockholder approval at the Special Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on such proposals. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

How to Vote

If you are a stockholder with shares registered in your name, you may vote by one of the following methods:

o
Vote via the Internet. Go to the web address www.Proxyvote.com. and follow the instructions for Internet voting shown on the proxy card mailed to you. If you vote via the Internet, you should be aware that there

o	may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

o
Vote by proxy card mailed to you. If you do not wish to vote by the Internet, please complete, sign, date and mail the proxy in the envelope provided. If you vote via the Internet, please do not mail your proxy.

If your shares are held in street name, you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the Internet or by telephone.

 This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about July 16, 2010.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Special Meeting or not, your shares can be voted.

PROPOSALS 1, 2 AND 3

APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, A ONE-FOR-FIVE, ONE-FOR-EIGHT OR ONE-FOR-TEN REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK

General

Our stockholders are being asked to act upon a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate"), to effect a reverse stock split of all of the outstanding shares of Common Stock of the Company, at a ratio of one-for-five, one-for-eight or one-for-ten, with the Board of Directors having the discretion and authority to determine at which ratio to effect the reverse stock split, if at all (each, the "Reverse Stock Split"). At the 2003 and 2006 Annual Meeting of Stockholders, the stockholders approved proposals to authorize the Board of Directors in its discretion to amend the Restated Certificate to effect a reverse stock split.  However, the Board of Directors did not exercise its discretion and no reverse stock splits were effected.  On June 24, 2010, the Board of Directors approved an amendment to the Restated Certificate, subject to obtaining new stockholder approval, to effect the Reverse Stock Split.  The Board of Directors has directed that these proposals to approve an amendment to the Company's Restated Certificate be submitted to the stockholders for consideration and action.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

The text of the proposed amendment to the Company's Restated Certificate to effect the Reverse Stock Split as described in these proposals is set forth in Annex A attached to this Proxy Statement and is incorporated by reference into this Proxy Statement.

If the amendment to the Restated Certificate is approved by the stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split based on one of the three approved ratios on or before the second  anniversary of this Special Meeting, or effect no Reverse Stock Split at all. If the Board of Directors decides to implement a Reverse Stock Split, the Company will file a Certificate of Amendment of the Restated Certificate with the Delaware Secretary of State reflecting the decrease in the issued and outstanding shares of Common Stock.  The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State (the "Effective Date").

Reasons For Reverse Stock Split

The primary reason for the Reverse Stock Split is to increase the per share market price of the Company's Common Stock. The Board of Directors believes that the current low per share market price of the Common Stock, which it believes is due in part to the overall weakness in the market for telecommunications industry-related stocks, has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board believes that one of the reasons for these effects is that many institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Common Stock share price were substantially higher.

The Board believes that the decrease in the number of issued and outstanding shares of Common Stock as a consequence of the Reverse Stock Split, and the resultant increase in the price of the Common Stock, could encourage interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, the Reverse Stock Split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

There can be no assurances, however, that the foregoing events will occur, or that the market price of the Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Common Stock after the proposed Reverse Stock Split will adjust to reflect the conversion ratio (e.g., if the market price is $2.00 before the Reverse Stock Split and the ratio is one (1) new share for every ten (10) shares outstanding, there can be no assurance that the market price immediately after the Reverse Stock Split will be $20.00 (10 x $2.00)), or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

If the Reverse Stock Split is authorized by the stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split based on either a 1-for-5, 1-for-8 or 1-for-10 ratio on or before the second anniversary of the Special Meeting, or to effect no Reverse Stock Split at all.  No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected by the second anniversary of the Special Meeting, the authority of the Board of Directors to effect the Reverse Stock Split will terminate and stockholder approval again would be required prior to implementing any reverse stock split.  If the trading price of the Common Stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary.

Effects of Reverse Stock Split on the Common Stock

If the proposed Reverse Stock Split is approved at the Special Meeting, at the Effective Date each outstanding share of Common Stock will immediately and automatically be changed into a fraction of a share of Common Stock based on the Reverse Stock Split ratio approved by the stockholders and as finally determined by the Board of Directors.  Thus, in a 1-for-10 Reverse Stock Split for example, if a stockholder currently owns 100,000 shares of Common Stock, following the Reverse Stock Split, the stockholder will own 10,000 shares of Common Stock - each share of Common Stock will have immediately and automatically have been changed into one-tenth of a share of Common Stock.  Based on the 42,805,188 shares of Common Stock outstanding as of the Record Date, the following table reflects the approximate number of shares of Common Stock that would be outstanding following the Reverse Stock Split:

Proposed Reverse Stock Split	Shares Outstanding Following Reverse Stock Split
1-for-5	8,561,038
1-for-8	5,350,649
1-for-10	4,280,519

No fractional shares of the Common Stock will be issued in connection with the proposed Reverse Stock Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

Because the Reverse Stock Split will apply to all issued and outstanding shares of the Common Stock and outstanding rights to purchase Common Stock, the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders.  The amendment to the Restated Certificate will, however, effectively increase the number of shares of the Common Stock available for future issuance by the Board of Directors.  The Board has no current plans to issue additional shares of Common Stock.

If the Reverse Stock Split is approved at the Special Meeting and the Board of Directors determines to effect the Reverse Stock Split, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares of Common Stock.

Stockholders have no right under Delaware law or the Company's Restated Certificate or Amended and Restated Bylaws, or Bylaws, to dissent from the Reverse Stock Split or to dissent from the payment of cash in lieu of issuing fractional shares.

Effects on Reverse Stock Split on Options

The number of shares of Common Stock subject to outstanding options issued by the Company, and the number of shares reserved for future issuances under the Company's stock incentive plans and employee stock purchase plan, will be reduced by the same ratio as the reduction in the outstanding shares of Common Stock resulting from the Reverse Stock Split.  For example, in a 1-for-10 Reverse Stock Split, the number of shares of underlying stock options, and the number of shares reserved for future issuance under the Company's stock incentive plans and employee stock purchase plan, will be reduced by a factor of 10.  As of the record date for the Special Meeting, there were stock options outstanding to purchase an aggregate of 4,691,283 shares of Common Stock with exercise prices ranging from $0.40 to $6.38 per share.   Under the terms of the stock options, and assuming, for example, a 1-for-10 Reverse Stock Split, the number of shares covered by each outstanding option will be reduced to one-tenth the number currently covered and the exercise price will be increased by ten times the current exercise price.

Effects of Reverse Stock Split on Company's Rights Agreement

The number of "Rights" per share of Common Stock will automatically be adjusted as a result of the Reverse Stock Split proportionately with the ratio of the Reverse Stock Split.  For example, in a 1-for-10 Reverse Stock Split, each share of Common Stock will have ten Rights attached to it, and the exercise price will remain the same.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by the Company's stockholders and implemented by the Board of Directors, will become effective upon the filing with the Delaware Secretary of State a Certificate of Amendment of the Restated Certificate in substantially the form attached to this Proxy Statement as Annex A (the "Certificate of Amendment").  It is expected that this filing will occur shortly after the Special Meeting, assuming that the stockholders approve the Reverse Stock Split and the Board of Directors decides to implement it.  However, the exact timing of the filing of such Certificate of Amendment and the ratio of the Reverse Stock Split will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

Effect on Legal Ability to Pay Dividends

Other than pursuant to the Company's Rights Agreement, the Board of Directors has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and the Company is not in arrears on any dividends.  Therefore, the Company does not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to the Company's stockholders.

Payment for Fractional Shares; Exchange of Stock Certificates

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead the Company will pay each holder of a fractional share an amount in cash equal to the market value of such fractional share as of the Effective Date.

The Company plans to appoint American Stock Transfer and Trust Company to act as exchange agent for the Common Stock in connection with the Reverse Stock Split.  The Company will deposit with the exchange agent, as soon as practicable after the Effective Date of the Reverse Stock Split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Stock Split. The funds required to purchase the fractional share interests are available and will be paid from the Company's current cash reserves. The Company's stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the Reverse Stock Split or the total amount it will be required to pay for fractional share interests. However, the Company does not expect that amount will be material. As of the Record Date, the Company had approximately 66 stockholders of record. The Company does not expect the Reverse Stock Split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split. On or after the Effective Date of the Reverse Stock Split, the exchange agent will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing its post-reverse-stock-split shares and, if applicable, cash in lieu of a fractional share, only by sending the exchange agent his or her old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as the Company may require. Stockholders will not receive certificates for post-reverse-stock-split shares unless and until their old certificates are surrendered.  Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder's new stock certificate and payment in lieu of any fractional share after receipt of that stockholder's properly completed letter of transmittal and old stock certificate(s). Stockholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

Non-registered stockholders who hold their Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that the Company will put in place for registered stockholders.  If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you should contact your nominee.

Certain Federal Income Tax Consequences

The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof, and any or all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as holders who do not hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the Code, who are subject to the alternative minimum tax provisions of the Code, who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction, who are dealers in securities, banks, insurance companies, foreign individuals and entities, financial institutions or tax-exempt organizations, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions). This discussion also does not address any tax consequences under state, local or foreign laws.

Stockholders are urged to consult their tax advisors as to the particular federal, state, local, or foreign tax consequences to them of the Reverse Stock Split.

Except as discussed below, a stockholder generally will not recognize a gain or loss by reason of such stockholder's receipt of new shares of Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder's aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split (including any fractional interest) will equal the stockholder's aggregate basis in the Common Stock exchanged therefore and will be allocated among the shares of Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the shares of Common Stock received in exchange therefore in the Reverse Stock Split. A stockholder's holding period in the shares of Common Stock received pursuant to the Reverse Stock Split will include the stockholder's holding period in the shares of Common Stock surrendered in exchange therefore, provided the shares of Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split. A stockholder will recognize a gain or loss on the receipt of cash in lieu of a fractional share of Common Stock issued pursuant to the Reverse Stock Split, measured by the difference between the amount of cash received and such stockholder's adjusted tax basis in the fractional share interest deemed surrendered in exchange therefore. Any such gain or loss will be a capital gain or loss, provided the shares of Common Stock surrendered are held as capital assets by the stockholder at the time of the Reverse Stock Split, and will be a long-term capital gain or loss if the stockholder's holding period in the shares of Common Stock surrendered is more than one year.

Provisions with Potential Anti-Takeover Effects

Although this proposed amendment to the Company's Restated Certificate is not intended for anti-takeover purposes, the rules of the Securities and Exchange Commission require disclosure of the provisions of the Company's Restated Certificate and Bylaws, as well as the Company's stockholder rights plan, that could have an anti-takeover effect. The laws of the State of Delaware contain additional provisions that also may have the effect of delaying, deterring or preventing a change in control of the Company. These provisions are described below.

Provisions in the Restated Certificate and Bylaws may have the effect of delaying or preventing a change of control or changes in the Company's management. These provisions include the right of the Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors; the ability of the Board of Directors to alter the Company's Bylaws without obtaining stockholder approval; the establishment of a classified Board of Directors; the ability of the Board of Directors to issue, without stockholder approval, up to five million shares of preferred stock with terms set by the Board of Directors, including rights that could be senior to those of Common Stock; and the elimination of the right of stockholders to call a special meeting of stockholders and to take action by written consent. Each of these provisions could discourage potential take over attempts and could lower the market price of the Common Stock.

The Company has also adopted a stockholder rights plan and declared a dividend distribution of one right for each outstanding share of Common Stock to stockholders of record as of June 12, 2001. Each right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock, at a price of $80.00 per one one-thousandth of a share, subject to adjustment. The rights will generally separate from the Common Stock and become exercisable if any person or group acquires or announces a tender offer to acquire 15% or more of the Company's outstanding Common Stock without the consent of the Board of Directors. Because the rights may substantially dilute the stock ownership of a person or group attempting to take us over without the approval of the Board of Directors, the Company's stockholder rights plan could make it more difficult for a third party to acquire the Company (or a significant percentage of the Company's outstanding capital stock) without first negotiating with the Board of Directors regarding such acquisition.

In addition, because the Company is incorporated in Delaware, it is governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of the Company's outstanding voting stock, from merging or combining with the Company.

Required Vote

The affirmative vote of a majority of the Company's outstanding Common Stock is required to approve an amendment to the Company's Restated Certificate to effect, in the Board of Director's sole discretion, a 1-for-5, 1-for-8 or 1-for-10 reverse split of the Company's issued and outstanding Common Stock.

The Board of Directors recommends a vote "FOR" each of Proposals 1, 2 and 3 to amend the Company's Restated Certificate to effect, alternatively, as determined by the Board of Directors in its sole discretion, a 1-for-5, 1-for-8 or 1-for-10 reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 6, 2010, as to shares of the Common Stock beneficially owned by: (1) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table in the proxy statement for our 2010 annual meeting, and (4) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.  Unless otherwise noted below, the address of each beneficial owner is c/o Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California 94089. The percentage of common stock beneficially owned is based on 42,805,188 shares of common stock outstanding as of July 6, 2010.  In addition, shares issuable pursuant to options which may be exercised within 60 days of July 6, 2010 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals.  Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual's particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Named Executive Officer:
Peter C. Chang (2)	6,606,600	14.9%
Richard Black (3)	73,333	*
Gwong-Yih Lee (4)	128,333	*
Ray Sun (5)	68,333	*
James C. Yeh (6)	908,333	2.1
David A. Hubbard (7)	819,236	1.9
Wei-Shin Tsay (8)	873,482	2.0
5% Stockholders:
Foxconn Holding Limited (9)	8,000,000	18.7
Lloyd I. Miller, III (10)	2,667,872	6.2
All Directors and Executive Officers as a group (8 persons) (11)	9,801,732	21.2

*   Represents less than 1%.

(1)
To the Company's knowledge, except as otherwise disclosed, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)
Includes 40,000 shares held in the name of Mr. Chang's minor children and 1,996,600 shares held in the name of the Chang Family LLC, of which Mr. Chang and his wife, Mary C. Chen, are the Managing Members.  Also includes options to purchase 1,550,000 shares exercisable within 60 days of July 6, 2010.

(3)	Includes options to purchase 43,333 shares exercisable within 60 days of July 6, 2010.

(4)
Includes 20,000 shares held in the name of the Lee Trust.  Mr. Lee and his wife, Angela Lee, as trustees, have dispositive and voting power for the shares held by the Lee Trust. Also includes options to purchase 108,333 shares exercisable within 60 days of July 6, 2010.

(5)	Represents options exercisable within 60 days of July 6, 2010.

(6)
Includes 800,000 shares held in the name of Matics Computer Systems, Inc., over which Mr. Yeh has voting power.  Also includes options to purchase 108,333 shares exercisable within 60 days of July 6, 2010.

(7)	Includes options to purchase 510,000 shares exercisable within 60 days of July 6, 2010.

(8)	Includes options to purchase 800,000 shares exercisable within 60 days of July 6, 2010.

(9)
According to a Schedule 13G filed jointly on January 4, 2002 for the year ended December 31, 2000 by Hon Hai and Foxconn, each entity has shared voting and dispositive power over the 8,000,000 shares.  As of the Record Date, no amendment to the Schedule 13G has been filed, and the information concerning the number of shares held and the ownership of the shares is as disclosed in the Schedule 13G.  Foxconn is a subsidiary of Hon Hai.  Hon Hai disclaims beneficial ownership of these shares.  The principal business address for Hon Hai and Foxconn is 2 Tsu Yu Street, Tu Cheng City, Taipei Hsien, Taiwan, R.O.C.  The board of directors of Foxconn has dispositive power for the shares and has delegated voting power to Ms. Chiu-Lian Huang.

(10)
According to an amended Schedule 13G filed on February 8, 2010, Lloyd I. Miller, III has sole voting and dispositive power with respect to 1,233,810 shares as the manager of a limited liability company that is the general partner of a certain limited partnership, the trustee to a certain grantor retained annuity trust, and an individual.  In addition, Mr. Miller has shared voting and dispositive power with respect to 1,434,062 shares of common stock as an investment advisor to the trustee of a certain family trust, and as an authorized person with respect to a custody account held by Mr. Miller's sister.  The principal address for Mr. Miller is 4550 Gordon Drive, Naples, Florida 34102.

(11)	Includes 3,469,082 shares subject to options exercisable within 60 days of July 6, 2010.

PAYMENT OF COSTS

The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile.  No additional compensation will be paid to such persons for such solicitation.  The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented at the Company's 2011 Annual Meeting must be received by the Secretary of the Company no later than December 17, 2010 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company's proxy statement for the 2011 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws.  To be timely, the Bylaws provide that the Company must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

OTHER MATTERS

The Company knows of no other business that will be presented at the Special Meeting, or any adjournment thereof.  If any other business is properly brought before the Special Meeting, it is intended that the proxies will be voted in accordance with the judgment of the persons voting the proxies.

Whether you intend to be present at the Special Meeting or not, we urge you to vote promptly.

By order of the Board of Directors

/s/Peter C. Chang

Peter C. Chang
Secretary

July 16, 2010

Annex A
CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF ALLIANCE FIBER OPTIC PRODUCTS, INC.

Alliance Fiber Optic Products, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is Alliance Fiber Optic Products, Inc.

SECOND: At a meeting of the Board of Directors of Alliance Fiber Optic Products, Inc., resolutions were duly adopted declaring the advisability of the amendment to the Amended and Restated Certificate of Incorporation of the corporation to amend and restate Paragraph A of Article IV of such Amended and Restated Certificate of Incorporation to read in its entirety as follows:

    "A. Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is eighty-five million (85,000,000), of which eighty million (80,000,000) shares of the par value of one tenth of one cent ($0.001) each shall be Common Stock (the "Common Stock") and five million (5,000,000) shares of the par value of one tenth of one cent ($0.001) each shall be Preferred Stock (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of this corporation (the "Board of Directors") in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote."

THIRD: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: This Certificate of Amendment of the Amended and Restated Certificate of Incorporation was duly adopted at said meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Alliance Fiber Optic Products, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of May 14, 2010.

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By:             /s/ Peter C. Chang__________
                                                                                                                       Peter C. Chang
                                                                                                                       President and Chief Executive Officer

ALLIANCE FIBER OPTIC PRODUCTS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For Special Meeting - August 20, 2010

The undersigned hereby authorizes PETER C. CHANG or ANITA K. HO, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the "Company") to be held at the Company's headquarters at 275 Gibraltar Drive, Sunnyvale, California, 94089 on August 20, 2010 at 2 p.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder.  If no such directions are indicated, the Proxies will have the authority to vote FOR Proposals 1, 2 and 3 and in accordance with the discretion of the Proxies on any other matters as may properly come before the Special Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	Please mark The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 votes as in this example.

This proxy when property executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this proxy will be voted "FOR" Proposals 1, 2 and 3.

1. To approve the amendment to          FOR     AGAINST  ABSTAIN
                                                                   ☐               ☐                ☐
the Company's Amended and
Restated Certificate of Incorporation
to effect a 1-for-5 reverse split of the
issued and outstanding shares of
Common Stock.

2. To approve the amendment to          FOR     AGAINST  ABSTAIN
                                                                   ☐               ☐                ☐
the Company's Amended and
Restated Certificate of Incorporation
to effect a 1-for-8 reverse split of the
issued and outstanding shares of
Common Stock.

3. To approve the amendment to          FOR     AGAINST  ABSTAIN
                                                                   ☐               ☐                ☐
the Company's Amended and
Restated Certificate of Incorporation
to effect a 1-for-10 reverse split of the
issued and outstanding shares of
Common Stock

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any postponement or adjournment thereof

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign where indicated below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in full partnership name by an authorized person.

Signature: _____________________ Date: __________

_____________________________________________
                          (Signature if held jointly)